Path Forward III
January 2018
SPIRIT
REALTY
MASTER TRUST

Forward-Looking Statements and Risk Factors This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements can be identified by the use of words such as “expect,” “plan,” “will,” “estimate,” “project,” “intend,” “believe,” “guidance,” and other similar expressions that do not relate to historical matters. These forward-looking statements are subject to known and unknown risks and uncertainties that can cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, Spirit’s continued ability to source new investments, risks associated with using debt and equity financing to fund Spirit’s business activities (including refinancing and interest rate risks, changes in interest rates and/or credit spreads, changes in the price of our common stock, and conditions of the equity and debt capital markets, generally), unknown liabilities acquired in connection with acquired properties or interests in real-estate related entities, general risks affecting the real estate industry and local real estate markets (including, without limitation, the market value of our properties, the inability to enter into or renew leases at favorable rates, portfolio occupancy varying from our expectations, dependence on tenants’ financial condition and operating performance, and competition from other developers, owners and operators of real estate), the financial performance of our retail tenants and the demand for retail space, particularly with respect to challenges being experienced by general merchandise retailers, potential fluctuations in the consumer price index, risks associated with our failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended, risks and uncertainties related to the completion and timing of Spirit’s proposed spin-off of certain properties leased to Shopko, the assets that collateralize Master Trust 2014 and potentially other assets, and the impact of the spin-off on Spirit’s business, and other additional risks discussed in Spirit’s most recent filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2016, and Quarterly Report on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017. Spirit expressly disclaims any responsibility to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. This presentation shall not constitute an offer to sell or the solicitation of an offer to buy securities nor shall there be any sale of any securities in any state in which such solicitation or sale would be unlawful prior to registration or qualification of these securities under the laws of any such state. This presentation includes updated guidance and financial information as of and for the three months and year ended December 31, 2017. Such guidance and financial information do not reflect our actual financial condition or results of operations and are subject to completion of our financial statements as of and for the year ended December 31, 2017. Our consolidated financial statements as of and for the year ended December 31, 2017 are subject to audit by our independent registered accounting firm, and our audited balance sheet and results of operations may differ significantly from our guidance. Certain information contained herein is preliminary and subject to change and may be superseded in its entirety by further updated materials. The future performance of Spirit and its subsidiaries and their respective assets may differ significantly from the past performance of Spirit and its subsidiaries. Neither Spirit nor any of its subsidiaries make any representation as to the accuracy or completeness of the information contained herein. The information provided may not reflect all information known to professionals in every business area of Spirit or its subsidiaries. Certain data set forth herein has been obtained from third parties. Neither Spirit and its subsidiaries, nor any of their respective affiliates have independently verified the accuracy of such data. This information is not intended to provide and should not be relied upon for accounting, legal or tax advice or investment recommendations. You should consult your own counsel, tax, accountant, regulatory and other advisors as to such matters.

Path Forward III SRC: Balance sheet positioned for growth, cash proceeds to execute plan forward, optimize industry / portfolio mix SMTA: Continuous funding vehicle and unencumbered real estate assets that can be monetized for growth 1. Balance Sheet to Grow Into a) Post Spin-Off SRC Adjusted Debt / Annualized Adjusted EBITDA target improved to 4.5x 2. Cash Proceeds to Execute Plan Forward a) Issued $674 million of notes at Wtd. Avg. Coupon of 4.58% for Master Trust A (“MTA”) raising the LTV to 75% i. Contributed 10 assets to MTA representing $19 million of Contractual Rent or $282 million in Collateral Value b) Closed $84 million CMBS loan on one asset that will be contributed to Spirit MTA REIT (“SMTA”) c) Total net cash from financings approximates $698 million after 5% retained interest in MTA and fees, above $400 million target 3. Optimize Industry / Portfolio Mix a) Will contribute Shopko and unencumbered Workout Assets to SMTA to serve as growth capital for future MTA issuances and optimize Spirit’s tenant mix b) Will realign exposure to match Spirit’s Heat Map and investment strategy Spin-Off Structure1: Asset Management Agreement Spirit Spirit Realty $150 million Preferred Equity with 10% coupon and Master 5% retained MTA notes Trust REIT CMBS, Property Management Agreement Shopko & MTA Workout 1: Depicted structure and economic interest are preliminary and subject to change. Assets Please see Appendix at the back of this presentation for Reporting Definitions, Explanations and Non-GAAP Reconciliations. These slides includes certain preliminary estimated financial information based on our updated guidance for the year ended December 31, 2017. For information regarding the limitations with respect to this information, please see the slide entitled Forward-Looking Statements and Risk Factors. Pg. 3

Improving The Path Forward

Creating opportunities for both companies, raising more proceeds and delivering results faster to shareholders

	Path Forward 1	Vs.	Path Forward III	Comparison
Year End Target Adj. Debt / Ann. Adj. EBITDA	6.3x		6.3x	
Post Spin-Off SRC Ann. Adj. EBITDA	65% to 70%		65% to 67%	
SMTA AFFO	20% to 25%		19% to 21%	
Net Debt Proceeds ($ in millions)	$ 400		$ 698	
Remove ShopKo	✓		✓	
Projected Capitalization Rate on 2H 17 Dispositions	7.0% to 7.5%		6.5%	
Post Spin-Off SRC Adj. Debt / Ann. Adj. EBITDA	Sub 5.0x Target		4.5x Target	
Timing of SMTA Financing	1H 2018		Dec. 2017 / Jan. 18	
Timing of Completion	1H 2018		1H 2018	

Please see Appendix at the back of this presentation for Reporting Definitions, Explanations and Non-GAAP Reconciliations. These slides includes certain preliminary estimated financial information based on our updated guidance for the year ended December 31, 2017. For information regarding the limitations with respect to this information, please see the slide entitled Forward-Looking Statements and Risk Factors.

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Capital Allocation Decisions Accretively disposed of assets and repurchased shares • Repurchased 36 million shares in 2017 at $7.88 weighted avg. price per share • Net disposer of real estate assets in 2017 of $228 million, including $154 million of vacant properties ($ in millions) Q4 17 FY 17 Acquisitions New Assets Acquired $ 0 $ 280 Funded Development $ 10 $ 44 Initial Cash Yield 6.4% 7.7% Dispositions Vacant $ 15 $ 154 Occupied1 $ 130 $ 398 Capitalization Rate on Occupied Properties 6.5% 7.1% Shares Repurchased $ Value $ 61 $ 282 Weighted Avg. Share Repurchase Price ($) $ 8.64 $ 7.88 # of Shares (MM) 7 36 EOP Share Count (MM) 449 449 1: Sold three legacy Haggen assets for $52 million in Q4 17 at a weighted average cap rate of 6.1%. Please see Appendix at the back of this presentation for Reporting Definitions, Explanations and Non-GAAP Reconciliations. These slides includes certain preliminary estimated financial information based on our updated guidance for the year ended December 31, 2017. For information regarding the limitations with respect to this information, please see the slide entitled Forward-Looking Statements and Risk Factors. Pg. 5

Summary Metrics

Expect 80% of the AFFO and 66% of EBITDA to stay at Spirit with 54% of the debt moved to SMTA

($ in millions)	Current Estimates	Net Adjustments[1]	Illustrative Estimated Results	% of Total
Pre-Spin SRC				
2017 Mid Point of SRC's Guidance	$ 0.85	$(0.04)	$ 0.81	100 %
Estimated Q4 2017 Adj. Debt	$ 3,625	$ 80	$ 3,705	100 %
Estimated Q4 2017 Ann. Adj. EBITDA	$ 574	$(4)	$ 570	100 %
Estimated Adj. Debt / Ann. Adj. EBITDA	6.3 x		6.5 x	
Post Spin-Off SRC				
Run Rate AFFO per share			$ 0.65	80 %
Post Spin-Off SRC Adj. Debt			$ 1,707	46 %
Post Spin-Off SRC Ann. Adj. EBITDA			$ 376	66 %
SRC Adj. Debt / Ann. Adj. EBITDA			4.5 x	
SMTA				
Run Rate AFFO per share			$ 0.16	20 %
SMTA Adj. Debt			$ 1,998	54 %
SMTA Ann. Adj. EBITDA			$ 194	34 %
SMTA Adj. Debt / Ann. Adj. EBITDA			10.3 x	

1: AFFO adjustments itemized in the Illustrative AFFO Per Share Bridge. Adjusted Debt includes impact of $35 million Shopko note and $45 million in retained MTA notes. Illustrative Annualized Adjusted EBITDA further impacted by incremental public company costs and interest income from Shopko loan. Illustrative results are based on current guidance and currently proposed spin-off structure, which is subject to change.

Please see Appendix at the back of this presentation for Reporting Definitions, Explanations and Non-GAAP Reconciliations. These slides includes certain preliminary estimated financial information based on our updated guidance for the year ended December 31, 2017. For information regarding the limitations with respect to this information, please see the slide entitled Forward-Looking Statements and Risk Factors.

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Illustrative AFFO and Leverage Bridge

Achieved high-end of Path Forward I on leverage targets, solidifying platform for growth

Illustrative AFFO Per Share Bridge

2017 Mid Point of SRC's AFFO Guidance	$ 0.85
Net Interest Impact of ABS Issuance	(0.03)
CMBS Interest	(0.01)
Incremental Public Company Costs	(0.02)
Impact of Q4 2017 Share Repurchase	0.01
Shopko Loan	0.01
2017 Run Rate AFFO Per Share	**$ 0.81**
Post Spin-Off SRC	
AFFO	$ 0.81
Contributed NOI to SMTA	(0.49)
Contributed Debt Interest to SMTA	0.24
Management Fee From SMTA	0.06
Preferred Dividend From SMTA	0.03
Illustrative Post Spin-Off SRC Run Rate AFFO	**$ 0.65**
SMTA	
Contributed NOI	$ 0.49
Contributed Debt Interest Expense	(0.24)
Management Fee to SRC	(0.06)
Preferred Dividend to SRC	(0.03)
Illustrative SMTA Run Rate AFFO	**$ 0.16**

Illustrative Leverage Bridge

Estimated Q4 2017 Adj. Debt	$ 3,625
Estimated Q4 2017 Ann. Adj. EBITDA	574
Adj. Debt / Ann. Adj. EBITDA	**6.3 x**
Adj. Debt + Pref. / Ann. Adj. EBITDA	**6.6 x**
Post Spin-Off SRC	
Estimated Q4 2017 Adj. Debt	$ 3,625
MTA Restricted Cash	67
Shopko Loan (January 2018)	35
MTA Debt Net of Retained Notes	(1,936)
CMBS	(84)
Post Spin-Off SRC Adj. Debt	**$ 1,707**
Post Spin-Off SRC Ann. Adj. EBITDA	**376**
SRC Adj. Debt / Ann. Adj. EBITDA	**4.5 x**
SRC Adj. Debt + Pref. / Ann. Adj. EBITDA	**5.0 x**
SMTA	
MTA Debt Net of Retained Notes	1,936
Spirit Retained MTA Debt	45
CMBS	84
MTA Restricted Cash	(67)
SMTA Adj. Debt	**$ 1,998**
SMTA Ann. Adj. EBITDA[1]	**194**
SMTA Adj. Debt / Ann. Adj. EBITDA	**10.3 x**
SMTA Adj. Debt + Pref. / Ann. Adj. EBITDA	**11.1 x**

1: SMTA Impacted by incremental public company costs and interest income from Shopko loan. Illustrative AFFO and Leverage Bridge are based on current guidance and currently proposed spin-off structure, which is subject to change.

Please see Appendix at the back of this presentation for Reporting Definitions, Explanations and Non-GAAP Reconciliations. These slides includes certain preliminary estimated financial information based on our updated guidance for the year ended December 31, 2017. For information regarding the limitations with respect to this information, please see the slide entitled Forward-Looking Statements and Risk Factors.

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Key Benefits Of Separation For Post Spin SRC Creating a competitive cost of capital Aligns portfolio to more closely target Spirit’s Heat Map and investment strategy    Improves quality of cash flows by moving Shopko and Workout Assets Significantly reduces overall and secured leverage to position the Company for growth    Unprecedented liquidity of over $1 billion1 with ample capacity for future capital allocation decisions, including acquisitions, repurchases or refinancings Pg. 8     1: Liquidity as of 12/31/2017.

SMTA Update January, 2018

SMTA Mission Statement Reinforce Master Trust A into a best in class portfolio by aggressively pursuing: (a) monetization and capital recycling of Shopko owned stores, (b) select Shopko redevelopments, and (c) select Shopko outparcel QSRs and casual dining development in the first 24 months post spin Master Trust A will provide long term financing for assets redeployed by Shopko proceeds consistent with our Heat Map and Property Rankings What are we solving for? Trust to execute its mission statement in first 24 months post transaction -Strong operational results and continued sponsorship of ABS program -Optimal execution of Shopko disposition strategy and reinvestment strategy -Provide Spirit Master Trust optionality to consider alternatives Pg. 10

MTA Series 2017-1 Financing Update Spirit Closed $674.4 million Net Lease Mortgage Notes in December 2017, remarketed in January 2018    Issuance consisted of $674.4 million of notes comprised of $542.4 million S&P A+ Class A Notes and $132.0 million S&P BBB Class B Notes with 5 year maturity and weighted average coupon of 4.75% Strong investor demand for the notes encouraged Spirit to remarket the notes in January of 2018    After remarketing, Class A notes priced above par and Class B Notes priced at par with reduced coupon of 5.49% vs. 6.35%, thereby reducing weighted average coupon from 4.75% to 4.58% Summary of 2017 – 1 Notes Initial Class MTA Aggregate Anticipated Anticipated Anticipated Legal Principal Balance LTV Ratings (S&P) Repayment Date1 Final Payment Date ($MM) Class A Notes: $542.4 70.0% A+ December 2022 December 2047 Class B Notes: $132.0 75.0% BBB December 2022 December 2047 Total Transaction $674.4 75.0% Size: 1: 2017-1 Notes are pre-payable at par within 24 months of anticipated repayment date. Note: Spirit retained $34 million of Series 2017-1 Notes. Pg. 11

Key Benefits of MTA Programs Under the ABS program, MTA optimized its capital structure while maintaining key flexibilities for improving the collateral pool, refinancing debt and maintaining corporate flexibility Transaction Structure Optimize transaction leverage, rating and pricing Collateral Pool Flexibilities Ability to substitute or release approximately 35% of the collateral pool Refinancing Flexibility 24 month prepayment window prior to ARD is typical Ladder Debt Maturities Reduce the potential for liability sensitivity in a given year Failure to repay outstanding principal on an ARD results in an early Soft Balloon at ARD amortization scenario (not an event of default); post-ARD interest will accrue Property Improvements Ability to issue additional debt to finance property improvements Long term fixed rate financing; no fixed / floating mismatch between Interest Rate Management underlying leases and debt Corporate Flexibility Net lease ABS debt is assumable Diversified Financing Demonstrate diversified financing sources to the REIT market Source Pg. 12

Investment in Shopko’s Asset Backed Lending Program Provides greater optionality and yield • Spirit funded $35 million into an existing secured credit facility of Shopko and concurrently entered into an amendment to Shopko’s master lease Description Impact to Spirit / Shopko • Loan is a subordinate participation in existing $784 • Senior to landlord claims and other unsecured million asset based lending bank facility creditors Shopko Loan • Secured by inventory, optical and prescription • Amortizes by $2 million a year and is subject scripts to a 3% upfront fee • Expires June 2020 • Interest rate of 12% Lease Amendment Item 1: • Required to provide financial information to satisfy • Enhances visibility into Shopko performance Reinstate SEC Reporting SEC reporting requirements • Allows for more monetization options Requirements • Removed minimum aggregate annual master lease • Without consent, Spirit can effectively reduce Lease Amendment Item 2: rent requirement of $20 million Shopko exposure through various transactions Removed Minimum Rent including but not limited to sale, assignment, Requirements transfer or refinancing • Eliminates a key structural impediment to monetization options • Shopko cannot sublease less than 30,000 rentable • Restricts Shopko ability to sublease to Lease Amendment Item 3: square feet of a building, regardless of building size unsatisfactory tenants in conjunction with a Subletting and Assignment reduction of box size • Shopko will have right to defer up to three months • Deferred rent will be secured Lease Amendment Item 4: of non-consecutive rent subject to 11% interest • Allows Shopko to better manage covenant Secured Rent Deferral accrual and due within 1-year compliance and working capital with vendors

SMTA Sum of the Parts     Significant unencumbered equity providing fuel for future growth utilizing leverage •SMTA benefits from ability to raise secured debt at attractive rates •Maximize value of Shopko and Workout Assets to provide fuel for future MTA issuances $ in millions (except per share amounts) illustrative 12/31/2017 SMTA Portfolio Encumbered Assets Collateral value of MTA as of Series 2017-1 Cut-Off Date $2,596 Release Account Cash as of Series 2017-1 Cut-Ofee Date 51 Total MTA Debt 1,981 LTV 75% Net Collateral value of MTA 666 Per Share $1.48 Collateral Value of CMBS Asset $144 CMBS Debt 84 LTV 58% Net Collateral Value of CMBS Asset 60 Per Share $0.13 New Collateral Value of Encumbered Assets per share $1.61 Unencumbered Assets Contractual Rent for Shopko 1 43 NOI Workout Assets 5 Estimated Net Book Value of Unencumbered Assets2 477 Total Unencumbered Estimated NBV Per share $1.06 Preferred Equity retained by SRC 150 Estimated Unencumbered NBV = Net Collateral Value of Encumbered Assets – Preferred Equity per share 477 $1.06 Preferred Equity retained by SRC 150 Estimated Unencumbered NBV = Net Collateral value of Encumbered Assets – Preferred Equity per share $2.34 1: Shopko contractual rents are adjusted to reflect sales completed in the fourth quarter of 2017 and anticipated to be completed in the first quarter of 2018. 2: As of December 31, 2017 the estimated Net Book Value of unencumbered assets include: a) Shopko assets at $336 million (pro forma for anticipated dispositions), b) Workout Assets at $106 million and c) $35 million Shopko note. No assurance can be given that estimated net book value will be achieved in any eventual disposition of these assets. Please see Appendix at the back of this presentation for Reporting Definitions, Explanations and Non-GAAP Reconciliations. These slides includes certain preliminary estimated financial information based on our updated guidance for the year ended December 31, 2017. For information regarding the limitations with respect to this information, please see the slide entitled Forward-Looking Statements and Risk Factors.Pg. 14

Improving MTA Collateral Through Monetization

Illustrative monetization of unencumbered assets

Improving and Growing Collateral of MTA

		$ in millions	Per Share
Estimated Net Book Value of Unencumbered Assets[1]		$ 477	$ 1.06
NOI of Unencumbered Assets[2]		48	0.11
Illustrative Acquisition Capacity Assuming Estimated Net Book Value	Illustrative LTV		
Illustrative LTV	65%	$ 1,363	
Illustrative Interest Expense on Future Notes	Illustrative Coupon		
Illustrative LTV Illustrative Interest Expense	5.0%	$(44)	
Illustrative LTV Illustrative AFFO From Redeployment of Proceeds	Capitalization Rate		
Redeployment of Proceeds at a 6.5% Capitalization Rate	6.5%	$ 44	$ 0.10
Redeployment of Proceeds at a 7.0% Capitalization Rate	7.0%	51	0.11
Redeployment of Proceeds at a 7.5% Capitalization Rate	7.5%	58	0.13

1: As of December 31, 2017 the estimated Net Book Value of unencumbered assets include: a) Shopko assets at $336 million (pro forma for anticipated dispositions), b) Workout Assets at $106 million and c) $35 million Shopko note. No assurance can be given that estimated net book value will be achieved in any eventual disposition of these assets. In addition, no assurance can be given that asset sale proceeds can be reinvested at the depicted cap rate or leverage levels.
2: Shopko contractual rents are adjusted to reflect sales completed in the fourth quarter of 2017 and anticipated to be completed in the first quarter of 2018. This figure also includes Workout Assets.

Please see Appendix at the back of this presentation for Reporting Definitions, Explanations and Non-GAAP Reconciliations and the first slide of this presentations for a disclosure regarding Forward-Looking Statements and Risk Factors.

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Key Benefits For SMTA Improve collateral and enhance MTA by monetizing proceeds of unencumbered assets    Over 12 years of history issuing investment grade notes High-quality, operationally essential real estate with attractive lease characteristics and rent coverage supports Collateral Value Utilizes Spirit systems and expertise to manage properties and maximize value of unencumbered assets, fueling MTA growth potential    MTA will continue to issue notes as Collateral Value increases Agreement with Spirit provides optionality to consider alternatives Pg. 16

Updated Timeline 3Q17 4Q17 1H18 Announcement Filing Financing Execution and Trading Announce plan to separate Confidentially submitted Form Completed CMBS transaction MTA and Shopko Assets 10 with SEC Amended Shopko Master Completed ABS financing for Lease and funded existing MTA Shopko facility Finalized property lists for two companiesï± Form 10 becomes effectiveï± Distribution of SMTA shares to Spirit Shareholdersï± Transaction expected to close in first half of 2018 Pg. 17

Appendix Reporting Definitions, Explanations and Non-GAAP Reconciliations

Reporting Definitions and Explanations

Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO) We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT). FFO represents net income (loss) attributable to common stockholders (computed in accordance with GAAP), excluding real estate-related depreciation and amortization, impairment charges and net (gains) losses from property dispositions. FFO is a supplemental non-GAAP financial measure. We use FFO as a supplemental performance measure because we believe that FFO is beneficial to investors as a starting point in measuring our operational performance. Specifically, in excluding real estate-related depreciation and amortization, gains and losses from property dispositions and impairment charges, which do not relate to or are not indicative of operating performance, FFO provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of equity REITs, FFO will be used by investors as a basis to compare our operating performance with that of other equity REITs. However, because FFO excludes depreciation and amortization and does not capture the changes in the value of our properties that result from use or market conditions, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. In addition, other equity REITs may not calculate FFO as we do, and, accordingly, our FFO may not be comparable to such other equity REITs' FFO. Accordingly, FFO should be considered only as a supplement to net income (loss) attributable to common stockholders as a measure of our performance.

AFFO is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. We adjust FFO to eliminate the impact of certain items that we believe are not indicative of our core operating performance, including restructuring and divestiture costs, other G&A costs associated with relocation of the Company's headquarters, transactions costs associated with our proposed spinoff, default interest and fees on non-recourse mortgage indebtedness, debt extinguishment gains (losses), transaction costs incurred in connection with the acquisition of real estate investments subject to existing leases and certain non-cash items. These certain non-cash items include non-cash revenues (comprised of straight-line rents, amortization of above and below market rent on our leases, amortization of lease incentives, amortization of net premium (discount) on loans receivable, provision for bad debts and amortization of capitalized lease transaction costs), non-cash interest expense (comprised of amortization of deferred financing costs and amortization of net debt discount/premium) and non-cash compensation expense (stock-based compensation expense). In addition, other equity REITs may not calculate AFFO as we do, and, accordingly, our AFFO may not be comparable to such other equity REITs' AFFO. AFFO does not represent cash generated from operating activities determined in accordance with GAAP, is not necessarily indicative of cash available to fund cash needs and should not be considered as an alternative to net income (determined in accordance with GAAP) as a performance measure.

Adjusted EBITDA represents EBITDA, or earnings before interest, taxes, depreciation and amortization, modified to include other adjustments to GAAP net income (loss) attributable to common stockholders for real estate acquisition costs, impairment losses, gains/losses from the sale of real estate and debt transactions and other items that we do not consider to be indicative of our on-going operating performance. We focus our business plans to enable us to sustain increasing shareholder value. Accordingly, we believe that excluding these items, which are not key drivers of our investment decisions and may cause short-term fluctuations in net income, provides a useful supplemental measure to investors and analysts in assessing the net earnings contribution of our real estate portfolio. Because these measures do not represent net income (loss) that is computed in accordance with GAAP, they should not be considered alternatives to net income (loss) or as an indicator of financial performance. A reconciliation of net income (loss) attributable to common stockholders (computed in accordance with GAAP) to EBITDA and Adjusted EBITDA is included in the Appendix found at the end of this presentation.

Adjusted Debt represents interest bearing debt (reported in accordance with GAAP) adjusted to exclude unamortized debt discount/premium, deferred financing costs, cash and cash equivalents and cash reserves on deposit with lenders as additional security. By excluding these amounts, the result provides an estimate of the contractual amount of borrowed capital to be repaid, net of cash available to repay it. We believe this calculation constitutes a beneficial supplemental non-GAAP financial disclosure to investors in understanding our financial condition. A reconciliation of interest bearing debt (reported in accordance with GAAP) to Adjusted Debt is included in the Appendix found at the end of this presentation.

Annualized Adjusted EBITDA is calculated by multiplying Adjusted EBITDA of a quarter by four. Our computation of Adjusted EBITDA and Annualized Adjusted EBITDA may differ from the methodology used by other equity REITs to calculate these measures and, therefore, may not be comparable to such other REITs. A reconciliation of Annualized Adjusted EBITDA is included in the Appendix found at the end of this presentation.

Adjusted Debt to Annualized Adjusted EBITDA is a supplemental non-GAAP financial measure we use to evaluate the level of borrowed capital being used to increase the potential return of our real estate investments and a proxy for a measure we believe is used by many lenders and ratings agencies to evaluate our ability to repay and service our debt obligations over time. We believe this ratio is a beneficial disclosure to investors as a supplemental means of evaluating our ability to meet obligations senior to those of our equity holders. Our computation of this ratio may differ from the methodology used by other equity REITs and, therefore, may not be comparable to such other REITs.

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Reporting Definitions and Explanations Capitalization on the date of Rate a property represents disposition the Annualized divided by Cash the gross Rents    10-K for the year ended December 31, 2016 sales price. For Multi-Tenant properties, non-reimbursable Occupancy economically is yielding calculated Owned by dividing Properties the number in the portfolio of as property costs are deducted from the Annualized Cash Rents prior to computing the disposition Capitalization of Properties the measurement on said date. date by the number of total Owned Rate. Collateral Value equal to the most recent third party Spirit across Heat Porter’s Map Five is an Forces analysis and of technological potential tenant disruption industries to appraised value unless it is a mortgage where it is equal to the remaining principal balance and treats cash as 1:1 identify for future tenant performance. industries which have good fundamentals collateral. and CMBS MTA asset collateral was appraised was appraised on November on August 30, 2017. 1, 2017 the MTA Spirit refers Master to the Funding net-lease Program mortgage and notes the securitization issued under    Contractual Rent represents monthly contractual cash rent and earned income from direct financing leases, excluding entity trusts subsidiaries established thereunder. of the Company Indirect are the special borrowers. purpose    percentage rents, from our Owned Properties recognized during the final month of the reporting period, adjusted to These financial liabilities statements are discussed and the notes in greater thereto detail included in our in    our exclude amounts received from properties sold during that period and adjusted to include a full month of contractual periodic reports filed with the SEC. Contractual rent for properties Rent when acquired calculating during certain that period. metrics We that use are Net Book Value represents the Real Estate Investment value net of accumulated depreciation geographic useful to evaluate diversity portfolio and to credit, manage asset risk. type, industry and Real Estate Investment represents the Gross Investment plus improvements less impairment charges. the GAAP United are the States Generally Accepted Accounting Principles in Workout Assets Include tenants or properties that are targeted for potential future dispositions or other lease including Gross Investment the contracted represents purchase the gross price acquisition and related cost    restructurings. capitalized transaction costs Initial the first Cash twelve Yield months from properties of contractual is calculated cash rent by (excluding dividing lease any future and percentage rent escalations rent) provided by the Gross subsequently Investment in in the the    (expressed related properties. as a percentage) Initial Cash of Yield the contractual is a measure cash    rent year. expected Because to be it earned excludes on any an acquired future rent property increases in the or first lease, additional as well rent as that any may other be income contractually or fees provided that may for be in    the Initial earned Cash from Yield lease does modifications not represent or asset the annualized dispositions,    investment Additionally, rate actual of return contractual of our cash acquired rent properties. earned from    the properties based on other acquired factors, may including differ from difficulties the Initial collecting Cash Yield    these anticipated properties rental that revenues we cannot and pass unanticipated on to tenants, expenses as well at as the risk factors set forth in our Annual Report on Form Pg. 20

Non-GAAP Reconciliation of Guidance

Adjusted Funds From Operations and Annualized Adjusted EBITDA Reconciliations to Net Income

Adjusted Funds from Operations: The Company is reaffirming its 2017 AFFO per share guidance range of $0.84 to $0.86 per share. We have provided a reconciliation of our diluted net income per share to AFFO per share in the table below. The estimated net income per diluted share is not a projection and is provided solely to satisfy the disclosure requirements of the U.S. Securities and Exchange Commission.

	Low	Mid	High
Diluted net income per share attributable to common stockholders[1]	$ 0.14	$ 0.15	$ 0.16
Depreciation and amortization	0.55	0.55	0.55
Impairments	0.22	0.22	0.22
Gain on dispositions of real estate assets	(0.14)	(0.14)	(0.14)
Diluted FFO per share of common stock	0.77	0.78	0.79
Adjustments[2]	0.07	0.07	0.07
Diluted AFFO per share of common stock	$ 0.84	$ 0.85	$ 0.86

Annualized Adjusted EBITDA

The Company also expects to target balance sheet Net Adjusted Debt to Annualized Adjusted EBITDA between 6.2x and 6.4x. We have provided a reconciliation of our Net Income to Annualized Adjusted EBITDA in the table below. The estimated Net Income is not a projection and is provided solely to satisfy the disclosure requirements of the U.S. Securities and Exchange Commission.

	Amounts in $'000		
	Low	Mid	High
Net Income for the three months ended December 31, 2017[3]	$ 33,791	$ 35,791	$ 37,791
Interest	47,998	47,998	47,998
Depreciation and amortization	63,132	63,132	63,132
Income Tax Benefit	(25)	(25)	(25)
EBITDA	144,896	146,896	148,896
Adjustments[4]	(3,474)	(3,474)	(3,474)
Adjusted EBITDA for the three months ended December 31, 2017	141,422	143,422	145,422
Annualized Adjusted EBITDA	$ 565,688	$ 573,688	$ 581,688

1: Includes impact of dividends to be paid to preferred shareholders.
2: Includes items such as (i) loss on debt extinguishments, (ii) transaction costs, (iii) real estate acquisition costs, (iv) non-cash interest expense, (v) accrued interest and fees on defaulted loans, (vi) straight-line rent, net of related bad debt expense, (vii) other amortization and non-cash charges, and (viii) non-cash compensation expense.
3: Excludes impact of dividends to be paid to preferred shareholders.
4: Includes items such as (i) transaction costs, (ii) real estate acquisition costs, (iii) impairments, (iv) gain on disposition of real estate assets, and (v) loss on debt extinguishments.

Please see Appendix this presentation for Reporting Definitions, Explanations and Non-GAAP Reconciliations. These slides includes certain preliminary estimated financial information based on our updated guidance for the year ended December 31, 2017. For information regarding the limitations with respect to this information, please see the slide entitled Forward-Looking Statements and Risk Factors.

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